================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                          PRUDENTIAL FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)

                     New Jersey                22-2703799
                   (State or Other          (I.R.S. Employer
                   Jurisdiction of         Identification No.)
                  Incorporation or
                    Organization)

                               Prudential Plaza
                               751 Broad Street
                           Newark, New Jersey 07102
                                (973) 802-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               -----------------

THE 2002 PRUDENTIAL FINANCIAL STOCK PURCHASE PROGRAM FOR ELIGIBLE EMPLOYEES OF
    PRUDENTIAL SECURITIES INCORPORATED PARTICIPATING IN VARIOUS PRUDENTIAL
                       SECURITIES INCORPORATED PROGRAMS
                           (Full Title of the Plans)

                                John M. Liftin
                   Senior Vice President and General Counsel
                          Prudential Financial, Inc.
                               Prudential Plaza
                               751 Broad Street
                           Newark, New Jersey 07102
                                (973) 802-7001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

            Title of Each                               Proposed       Proposed
               Class of                                 Maximum        Maximum      Amount of
           Securities to Be             Amount to Be Offering Price   Aggregate    Registration
            Registered(1)                Registered   Per Share(2)  Offering Price     Fee
--------------------------------------- ------------ -------------- -------------- ------------
Common Stock, par value $0.01 per share  12,775,000      $31.94      $408,033,500   $37,539.08

================================================================================
(1) The number of shares being registered represents the underlying shares of stock that may be acquired by participants under The 2002 Prudential Financial Stock Purchase Program For Eligible Employees Of Prudential Securities Incorporated Participating In Various Prudential Securities Incorporated Programs (the "Program").
(2) Calculated in accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock reported in the consolidated reporting system on May 3, 2002.

================================================================================

                                   Part I--

             Information Required in the Section 10(a) Prospectus

   All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                   Part II--

              Information Required in the Registration Statement

Item 3.  Incorporation of Certain Documents by Reference.

   The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Prudential Financial, Inc. (the "Company") are incorporated herein by reference:

      (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the Commission on March 26, 2002.

      (b) Current Reports on Form 8-K dated January 3, 2002, February 13, 2002 and May 7, 2002, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"). Information furnished under Item 9 of Form 8-K is not incorporated by reference herein.

      (c) The description of the Common Stock on Form 8-A filed with the Commission on October 1, 2001.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

   Not applicable.

Item 5.  Interests of Named Experts and Counsel.

   Not applicable.

Item 6.  Indemnification of Directors and Officers.

   The New Jersey Business Corporation Act provides that a New Jersey corporation is required to indemnify a director or officer against his or her expenses to the extent that such director or officer has been successful on the merits or otherwise in any proceeding against such director or officer by reason of his or her being or having been such director or officer. A New Jersey corporation also has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (or in the case of a proceeding by or in the right of the corporation, upon an appropriate determination by a court); and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made to or on behalf of a director or officer if a judgment or final adjudication adverse to the director or officer establishes that his or her omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

   Prudential Financial, Inc.'s certificate of incorporation provides that no director shall be personally liable to Prudential Financial, Inc. or any of its shareholders for damages for breach of duty as a director, except for liability based upon an act or omission (i) in breach of the director's duty of loyalty to Prudential Financial, Inc. or its stockholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such director of an improper personal benefit.

   The by-laws of Prudential Financial, Inc. provide that Prudential Financial, Inc. shall indemnify the following persons:

      (a) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including any appeal thereon) (other than an action by or in the right of Prudential Financial, Inc.) by reason of the fact that such person is or was a director, officer, or employee of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc., and, with respect to any criminal action or proceeding, such person has no reasonable cause to believe his or her conduct was unlawful; or

      (b) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit (whether civil, criminal, administrative, arbitrative or investigative) by or in the right of Prudential Financial, Inc. to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, or employee of Prudential Financial, Inc., or is or was serving at the request of Prudential Financial, Inc. as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including reasonable costs, disbursements and attorneys' fees) judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Prudential Financial, Inc; provided, however, that no indemnification shall be made in respect of any claim, issue or matter if a judgment or final adjudication adverse to such person establishes that his or her acts or omissions (i) were in breach of his or her duty of loyalty to Prudential Financial, Inc. or its shareholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by such person of an improper personal benefit.

   For directors and officers of the level of Senior Vice President or above, the determination of entitlement to indemnification must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the shareholders.

   Policies of insurance are maintained by the Registrant with unrelated insurers under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

   Not applicable.

Item 8.  Exhibits.

   The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings.

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 7th day of May, 2002.

                                             PRUDENTIAL FINANCIAL, INC.

                                             By: /s/  MARK B. GRIER
                                                 -----------------------------
                                                 Name: Mark B. Grier
                                                 Title: Executive Vice
                                                   President

   KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints Mark B. Grier, Richard J. Carbone and John M. Liftin, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and any other documents in connection herewith, with the Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of May, 2002.

          Name                                     Title
          ----                                     -----

  /s/  ARTHUR F. RYAN    Chairman, Chief Executive Officer, President and Director
------------------------
     Arthur F. Ryan

  /s/  RICHARD CARBONE   Chief Financial Officer (Principal Financial Officer)
------------------------
   Richard J. Carbone

 /s/  ANTHONY S. PISZEL  Controller (Principal Financial Officer)
------------------------
   Anthony S. Piszel

 /s/  FRANKLIN E. AGNEW  Director
------------------------
   Franklin E. Agnew

/s/  FREDERIC K. BECKER  Director
------------------------
   Frederic K. Becker

/s/  GILBERT F. CASELLAS Director
------------------------
  Gilbert F. Casellas

  /s/  JAMES G. CULLEN   Director
------------------------
    James G. Cullen

 /s/  CAROLYNE K. DAVIS  Director
------------------------
   Carolyne K. Davis

                                 Name             Title
                                 ----             -----

                         /s/  ALLAN D. GILMOUR   Director
                       -------------------------
                           Allan D. Gilmour

                       /s/  WILLIAM H. GRAY, III Director
                       -------------------------
                         William H. Gray, III

                          /s/  JON F. HANSON     Director
                       -------------------------
                             Jon F. Hanson

                          /s/  GLEN H. HINER     Director
                       -------------------------
                             Glen H. Hiner

                       /s/  CONSTANCE J. HORNER  Director
                       -------------------------
                          Constance J. Horner

                         /s/  GAYNOR N. KELLEY   Director
                       -------------------------
                           Gaynor N. Kelley

                        /s/  BURTON G. MALKIEL   Director
                       -------------------------
                           Burton G. Malkiel

                        /s/  IDA F. S. SCHMERTZ  Director
                       -------------------------
                          Ida F. S. Schmertz

                        /s/  CHARLES R. SITTER   Director
                       -------------------------
                           Charles R. Sitter

                        /s/  DONALD L. STAHELI   Director
                       -------------------------
                           Donald L. Staheli

                        /s/  RICHARD M. THOMSON  Director
                       -------------------------
                          Richard M. Thomson

                          /s/  JAMES A. UNRUH    Director
                       -------------------------
                            James A. Unruh

                       /s/  PINDAROS R. VAGELOS  Director
                       -------------------------
                          Pindaros R. Vagelos

                       /s/  STANLEY C. VAN NESS  Director
                       -------------------------
                          Stanley C. Van Ness

                         /s/  PAUL A. VOLCKER    Director
                       -------------------------
                            Paul A. Volcker

            INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibits

   4.1 Form of Amended and Restated Certificate of Incorporation of Prudential Financial, Inc. (incorporated by reference to Exhibit
          3.1 to Prudential Financial Inc.'s Registration Statement on Form S-1 (No. 333- 58524)).
   4.2 Form of By-Laws of Prudential Financial, Inc. (incorporated by reference to Exhibit 3.2 to Prudential Financial, Inc.'s Registration Statement on Form S-1 (No. 333-58524)).
   23.1 Consent of PricewaterhouseCoopers LLP.

   24.1 Power of Attorney (included in Signature Pages).

   99   The 2002 Prudential Financial Stock Purchase Program For Eligible
          Employees Of Prudential Securities Incorporated Participating In Various Prudential Securities Incorporated Programs.